UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrants Business and Operations
Item 1.02 — Termination of a Material Definitive Agreement
On July 16, 2007, Lear Corporation (“Lear”) held its 2007 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the proposal to adopt the Agreement and Plan of Merger, dated as of February 9, 2007, as amended, by and among Lear, AREP Car Holdings Corp. (“Parent”) and AREP Car Acquisition Corp. (the “Merger Agreement”), and the merger contemplated thereby, did not receive the affirmative vote of the holders of a majority of the outstanding shares of Lear’s common stock. As a result, the Merger Agreement terminated in accordance with its terms.
As required by the Merger Agreement, in connection with the termination of the Merger Agreement, Lear is obligated to (1) pay Parent $12.5 million, (2) issue to Parent 335,570 shares of Lear’s common stock and (3) increase from 24% to 27% the share ownership limitation under the limited waiver of Section 203 of the Delaware General Corporation Law (“Section 203”) granted by Lear to affiliates of and funds managed by Carl C. Icahn in October 2006.
The Company issued a press release on July 16, 2007 disclosing, among other things, the termination of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Section 5 — Corporate Governance and Management
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Lear’s stockholders voted at the Annual Meeting to approve certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendments”). The Charter Amendments became effective on July 17, 2007. The Charter Amendments eliminate the classified structure of the Board of Directors and phase in over a three-year period the annual election of each member of the Board. As a result of the Charter Amendments, current directors, including those re-elected to three-year terms at the Annual Meeting, will continue to serve the remainder of their elected terms. Beginning with the 2008 Annual Meeting of Stockholders, directors will be elected annually so that by the 2010 Annual Meeting of Stockholders, all directors will be elected annually.
Conforming and other related amendments were also made to Section 3.2 of Lear’s By-Laws. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lear Corporation and the By-Laws (as amended as of July 17, 2007) of Lear Corporation are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Section 8 — Other Events
Item 8.01 Other Events.
In addition to the matters discussed above regarding the stockholder vote at the Annual Meeting with respect to the proposed merger and the Charter Amendments, stockholders re-elected all three of the director nominees, ratified the appointment of Ernst & Young LLP as Lear’s independent registered public accounting firm for 2007, and approved a non-binding stockholder proposal regarding a majority vote standard in the election of directors. Lear’s stockholders did not approve a proposal to adjourn the Annual Meeting in order to solicit additional votes with respect to the merger or the non-binding stockholder proposal regarding global human rights standards. Lear will set forth the vote totals for the proposals in its Form 10-Q for the quarter ended June 30, 2007.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lear Corporation.

3.2	By-Laws, as Amended, of Lear Corporation.

99.1	Press Release of Lear Corporation, issued July 16, 2007.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: July 17, 2007	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Lear Corporation.

3.2	By-Laws, as amended, of Lear Corporation.

99.1	Press Release of Lear Corporation, issued July 16, 2007.